Exhibit 10.34

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (“Third Amendment”) is made this 18th day of August, 2010 by and between Sobrato Interests III, a California Limited Partnership, having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 (“Landlord”) and NVIDIA Corporation, a Delaware corporation, having its principal place of business at 2701 San Tomas Expressway, Santa Clara, California 95050 (“Tenant”).

WITNESSETH

WHEREAS Landlord and Tenant entered into a lease dated April 4, 2000 and two subsequent lease amendments dated February 27, 2002 and May 31, 2002 (collectively the “Lease”) for the building of 125,000 rentable square feet located at 2731 San Tomas Expressway ("Premises"); and

WHEREAS effective the date of this Third Amendment, Landlord and Tenant wish to modify the Lease to: (i) extend the Expiration Date; (ii) specify the Base Monthly Rent installments due during the extended Lease Term; (iii) provide for a refund of Tenants Security Deposit, and (iv) modify other terms of the Lease;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as follows:

1.	The Lease Expiration Date is changed from January 31, 2012 to January 31, 2019. The period of time commencing February 1, 2012 to January 31, 2019 shall be deemed the “Extension Term.”

2.	Upon the Commencement of the Extension Term, Base Monthly Rent shall be paid in accordance with the following schedule:

2/1/12 – 1/31/13	$235,000 per month
2/1/13 – 1/31/14	$242,050 per month
2/1/14 – 1/31/15	$249,312 per month
2/1/15 – 1/31/16	$256,791 per month
2/1/16 – 1/31/17	$264,495 per month
2/1/17 – 1/31/18	$272,430 per month
2/1/18 – 1/31/19	$280,602 per month

3.
Upon execution of this Lease Amendment, Tenant’s security deposit in the amount of Four Hundred Twelve Thousand Dollars ($412,000), shall be refunded to Tenant within ten (10) business days. Except in the event Tenant is in monetary default more than three (3) times in a twelve (12) month period (in which event the deposit shall be reinstated), Tenant shall no longer be required to provide any security deposit in connection with this Lease.

4.
Effective September 1, 2010 and for the duration of this Lease Amendment, Landlord agrees to modify Tenant’s obligation regarding reimbursement of earthquake insurance. Tenant shall no longer be required to reimburse Landlord for earthquake insurance based upon limits in an amount equal to the full replacement cost of the Project.  Instead Tenant shall be required to reimburse Landlord for a market priced earthquake insurance program with total aggregate limits of Forty Million Dollars ($40,000,000) for the Project.  Said total aggregate limits shall increase incrementally by five percent (5%) per policy year, for the full seven (7) years of this Lease Amendment, not to exceed Fifty-Four Million Dollars ($54,000,000) in total aggregate limits during the final policy year.

5.
Landlord and Tenant agree that Tenant shall not be required to remove or restore any Alterations to the Premises made prior to September 1, 2010.  The general interior improvements existing as of this date are shown in the single line drawings attached as Exhibit “A”.

6.
Section 18.A in the Lease shall be modified to provide for Tenant to have Two (2) options to extend the Lease Term for an additional term. Each Term shall be for a period of Sixty (60) months. In addition, Section 18.A, line 21, commencing from “the greater of” and including parenthetical (i) shall be deleted.  All other terms and conditions shall remain unchanged.

7.
Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect.  In the event of conflict or inconsistency between the terms and provisions of this Third Amendment and the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Third Amendment as of the day and date first above written.

Landlord                                                                                                   Tenant
Sobrato Interests III ,                                                                               NVIDIA Corporation,
a California limited partnership                                                              a Delaware corporation

By:  /s/ Illegible                                By: /s/ David L. White
Its:  General Partner                                                                                 Its: CFO